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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                  Jurisdiction of Incorporation
----------                                  -----------------------------
Mosler de Mexico S.A. de C.V.               Mexico

Mosler Canada Inc.                          Canada

Mosler of Alabama, Inc.                     Alabama

Mosler of Indiana LLC                       Indiana






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